SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         December 12, 2005
                                                --------------------------------

Commission         Registrant, State of Incorporation,       I.R.S. Employer
File Number        Address and Telephone Number              Identification No.

0-2429             Gulf Power Company                        59-0276810
                   (A Florida Corporation)
                   One Energy Place
                   Pensacola, Florida 32520
                   (850) 444-6111

001-11229          Mississippi Power Company                 64-0205820
                   (A Mississippi Corporation)
                   2992 West Beach
                   Gulfport, Mississippi 39501
                   (228) 864-1211

The addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: Gulf Power Company and Mississippi Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01   Entry into a Material Definitive Agreement

         On December 12, 2005, the Compensation Committee of the Board of Directors (the "Committee") of The Southern Company ("Southern Company") approved exceptions to certain goals established under the Performance Pay Program of the Southern Company Omnibus Incentive Compensation Plan (the "Plan") for the year ending December 31, 2005. These exceptions apply to certain goals of Mississippi Power Company ("Mississippi Power") and Gulf Power Company ("Gulf Power").

         On February 21, 2005, the Committee approved the 2005 Performance Pay Program goals for employees of Southern Company and its subsidiaries, including Mississippi Power and Gulf Power. These goals include specific targets for reliability, plant availability, safety, diversity, capital expenditures, subsidiary companies' net income or return on equity, and Southern Company earnings per share. Performance above or below the targets will result in proportionally higher or lower compensation under the Performance Pay Program.

         With respect to the Mississippi Power goals, the Committee had established specific targets for its return on equity for the year ending December 31, 2005. On August 29, 2005, Hurricane Katrina hit the coast of Mississippi and caused substantial damage to Mississippi Power's service territory. Although Mississippi Power restored service to all customers who were able to receive service by September 10, 2005, Mississippi Power's results of operations for the third quarter were, and for the fourth quarter are expected to be, negatively impacted as a result of Hurricane Katrina. In light of the impact of Hurricane Katrina and the positive national recognition Mississippi Power has received as a result of the restoration efforts by its employees, on

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December 12, 2005, the Committee approved an adjustment to the calculation of
Mississippi Power's financial results to exclude the impact of Hurricane Katrina in determining the level of goal achievement for the year ending December 31, 2005.

         The Committee had also established plant availability goals for both Mississippi Power and Gulf Power. Hurricane Katrina caused substantial damage to certain plants at Mississippi Power, negatively impacting performance under its plant availability goal. Separately, equipment failure beyond Gulf Power's control at one of its generating plants, negatively impacted Gulf Power's performance under its plant availability goal. In light of these factors, on December 12, 2005, the Committee approved excluding these events from the calculation of the Mississippi Power and Gulf Power plant availability goals in determining the level of goal achievement for the year ending December 31, 2005.



                                   SIGNATURES


                Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 16, 2005                     GULF POWER COMPANY
                                            MISSISSIPPI POWER COMPANY



                                            By    /s/Wayne Boston
                                                    Wayne Boston
                                                 Assistant Secretary